SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                  Date of Event Requiring Report: December 24, 2003


                              ENERGY PRODUCERS, INC.
             (Exact name of registrant as specified in its charter)


              Nevada                  000-32507              88-0345961
      (State of Incorporation) (Commission File Number)    (IRS Employer
                                                         Identification No.)


                          Dennis R. Alexander, President
                              Energy Producers, Inc.
          7944 E. Beck Lane, Suite 140, Scottsdale, Arizona 85260-1774
          ------------------------------------------------------------
                    (Address of Principal Executive Offices)

                                 (480) 778-0488
                    ----------------------------------------
              (Registrant's telephone number, including area code)

Item 2.   Acquisition or Disposition of Assets.

      On December 24, 2003, the Registrant and Summitt Oil and Gas, Inc., a Nevada corporation, ("Summitt") entered into an Oil and Gas Lease Purchase Agreement (the "Oil Purchase Agreement"), wherein the Registrant sold to Summitt, One Hundred (100%) percent of the interests held by the Registrant in certain oil leases located in Olney, Young County Texas for the assumption of all debts related to the subject property in an amount totaling approximately Eight Hundred Twelve Thousand Four Hundred Eighty Eight ($812,488) dollars.

      Description of the Property is as follows:

Ten (10) oil wells located in Young County, Texas, nine (9) of which are currently producing, which includes a majority working and net revenue interest in oil and gas properties, comprised of six leases, equipment, oil wells and salt water disposal wells (swd) set up for production of these interests in proved developed producing oil reserves, with revenues. The following table details the interests of the Company.

Lease Name                 Well Names       County     Working       Net Revenue
                           Under Leases                Interest(%)   Interest(%)
-----------                ------------     -------    -----------   -----------
Griffin                                     Young      87.5          68.359370
                           Griffin #1       Young      87.5          68.359370
                           Griffin #2(SWD)  Young      87.5          68.359370
K-W Unit                                    Young      87.5          69.692910
                           K-W Unit         Young      87.5          69.692910
McClatchy "B"                               Young      87.5          71.750000
                           McClatchy B      Young      87.5          71.750000
Weichman (Deep)                             Young      87.5          70.000000
                           Weichman#1       Young      87.5          70.000000
Wiechman (Shallow)                          Young      87.5          70.000020
                           Wiechman#2       Young      87.5          70.000020
                           Wiechman#4       Young      87.5          70.000020
                           Wiechman#5       Young      87.5          70.000020
                           Wiechman#8       Young      87.5          70.000020
                           Wiechman#10      Young      87.5          70.000020
Wiechman "B"                                Young      87.5          70.000000
                           Wiechman B       Young      87.5          70.000000
                           Wiechman (SWD)   Young      87.5          70.000000

Item 5.   Other Events

      On December 15, 2003 the Registrant entered into a Stock Purchase Agreement with Camden Holdings, Inc., a Nevada corporation ("Camden") in which Camden agreed to provide financing to the Registrant in the amount of Three Million ($3,000,000) Dollars in exchange for stock of the Registrant in accordance with the terms of the Agreement. Camden as part of the terms of the Agreement was to provide Fifty Thousand ($50,000) upon the December 24, 2003 closing date. Camden is in material default and the Registrant considers the Agreement null and void.

       SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                       By:   /s/  Dennis R. Alexander
                                             ------------------------
                                                  Dennis R. Alexander
                                                  President
Date:  January 13, 2004